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                                                                    Exhibit 21.1

                            CYRK, INC. SUBSIDIARIES

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Name of Subsidiary             Jurisdiction of Incorporation  Ownership
------------------             -----------------------------  ---------

Cyrk Europe Limited            United Kingdom                 100% owned by Cyrk, Inc.
Super Premium Limited          British Virgin Islands         100% owned by Cyrk, Inc.
Cyrk Far East, Inc.            British Virgin Islands         100% owned by Cyrk, Inc.
Cyrk (H.K.) Limited            Hong Kong                      100% owned by Cyrk Far East, Inc.
Cyrk Marketing Services, Inc.  Canada                         100% owned by Cyrk, Inc.
Cyrk Acquisition Corp.         Delaware                       100% owned by Cyrk, Inc.
CXDATA, Inc.                   Delaware                       100% owned by Cyrk, Inc.
Global Sourcing and
 Risk Group, Inc.              Delaware                       100% owned by Cyrk, Inc.
Cyrk/Tonkin Europe LTD         United Kingdom                 100% owned by Cyrk, Inc.
Tonkin, Inc.                   Delaware                       100% owned by Cyrk, Inc.
Cyrk CPG Corp.                 Delaware                       100% owned by Cyrk, Inc.
Creative Premium
 Manufacturing, Inc.           Delaware                       100% owned by Cyrk CPG Corp.
Loyalty Management, Inc.       Delaware                       100% owned by Cyrk, Inc.
NewModel, Inc.                 Delaware                       100% owned by Cyrk, Inc.
Simon Marketing, Inc.          Delaware                       100% owned by Cyrk, Inc.
Simon Marketing (Hong Kong)
 Limited                       Hong Kong                      100% owned by Simon Marketing, Inc.
Simon Ventures, Inc.           California                     100% owned by Simon Marketing, Inc.
Simon Marketing Consulting
 (Canada) Limited              Canada                         100% owned by Simon Ventures, Inc.
Simon Marketing
 International GmbH            Germany                        100% owned by Simon Ventures International LTD
Simon Marketing
 International Limited         United Kingdom                 100% owned by Simon Marketing International GmbH
Simon Marketing International
 Services Limited              United Kingdom                 100% owned by Simon Ventures International LTD
Simon Marketing-California,
 Inc.                          California                     100% owned by Simon Marketing, Inc.
Simon Marketing
 Entertainment, Inc.           California                     100% owned by Simon Marketing, Inc.
Simon Marketing
 Incentives, Inc.              California                     100% owned by Simon Marketing, Inc.
Simon Marketing East Limited   Hong Kong                      100% owned by Simon Marketing (H.K.) LTD
Simon Ventures
 International Limited         United Kingdom                 100% owned by Simon Ventures, Inc.

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